Exhibit 99.1

AGILITI ANNOUNCES FINANCIAL RESULTS FOR FIRST QUARTER 2021

AND PROVIDES FULL YEAR 2021 OUTLOOK

Minneapolis, Minn.—(BUSINESS WIRE)— May 18, 2021 – Agiliti Inc. (NYSE: AGTI) (“Agiliti”), a nationwide provider of healthcare technology management and service solutions to the United States healthcare industry, today announced its financial results for the quarter ended March 31, 2021, and provided a preliminary outlook for the full year 2021.

Highlights

•	Revenue growth of 31 percent to $235 million

•	Net income of $9.6 million, up $22.2 million from Q1 2020, and diluted earnings per share of $0.09, up $0.22 per share from the prior year period

•	Adjusted EBITDA growth of 77 percent to $86 million, and adjusted diluted earnings per share of $0.30, up $0.25 per share from the prior year period

•	Leverage ratio reduced to 3.3x following the close of its initial public offering

•	Full year 2021 guidance for revenue of $950-$975 million and Adjusted EBITDA of $275-$285 million

“Our strong first quarter results reflect the continued execution of our growth strategy and the extraordinary work of our entire team at Agiliti,” said Tom Leonard, Chief Executive Officer. “The challenges of the past year helped raise awareness of the unique and essential nature of what we do, while also demonstrating the stable and predictable nature of our business model. Agiliti is a critical part of our national healthcare infrastructure, and as the events of 2020 highlight, the services we provide are always necessary and in high demand. This long term consistency gives us confidence in our 2021 outlook and beyond.”

Total revenue for the three months ended March 31, 2021, was $235.2 million, representing a 31 percent increase from total revenue of $179.2 million for the same period of 2020.

Net income for the first quarter was $9.6 million, representing a $22.2 million increase compared to a net loss of $12.6 million for the same period of 2020.

Adjusted EBITDA for the three months ended March 31, 2021, was $86.2 million, a 77 percent increase from Adjusted EBITDA of $48.7 million for the same period of 2020.

Balance Sheet

Following the close of its initial public offering (“IPO”) on April 27, 2021, the Company used net proceeds from the offering to repay outstanding borrowings and related fees and expenses under the Company’s credit facilities. Post IPO proceeds and following its acquisition of Northfield Medical on March 19, 2021, it’s pro-forma leverage ratio approximates 3.3x.

Financial Guidance

For the full year 2021, the Company expects revenue to be in the range of $950 million to $975 million and Adjusted EBITDA to be in the range of $275 million to $285 million. Additionally, the Company expects capital expenditures for 2021 to be in the range of $65 million to $70 million.

With regard to the non-GAAP Adjusted EBITDA guidance provided above, a reconciliation to GAAP net income has not been provided as the quantification of certain items included in the calculation of GAAP net income cannot be calculated or predicted at this time without unreasonable efforts. For example, the non-GAAP adjustment for stock-based compensation expense requires additional inputs such as number of shares granted and market price that are not currently ascertainable, and the non-GAAP adjustment for certain reserves and expenses depends on the timing and magnitude of these expenses and cannot be accurately forecasted. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on its future GAAP financial results.

Conference Call Information

Agiliti will hold a conference call to discuss its 2021 first quarter results on Tuesday, May 18, at 5 p.m. Eastern Time (4 p.m. Central Time).

The conference call can be accessed live over the phone by dialing 1-877-407-0792 or for international callers, 1-201-689-8263. A replay will be available two hours after the call and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the live call and the replay is 13719551. The replay will be available until May 25, 2021.

Interested investors and other parties may view a simultaneous webcast of the conference call by visiting the Agiliti Investor Relations site at https://investors.agilitihealth.com. The webcast replay will be available for a limited time shortly following the call.

About Agiliti

Agiliti is an essential service provider to the U.S. healthcare industry with solutions that help support a more efficient, safe and sustainable healthcare delivery system. Agiliti serves more than 7,000 national, regional and local acute care and alternate site providers across the U.S. For more than eight decades, Agiliti has delivered medical equipment management and service solutions that help healthcare providers reduce costs, increase operating efficiencies and support optimal patient outcomes.

CONTACT:

Kate Kaiser

Corporate Communication and Investor Relations

kate.kaiser@agilitihealth.com

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Agiliti Inc., believes statements in this presentation looking forward in time, including preliminary results, involve risks and uncertainties. The following factors, among others, could adversely affect our business, operations and financial condition causing our actual results to differ materially from those expressed in any forward-looking statements: our history of net losses and substantial interest expense; our need for substantial cash to operate and expand our business as planned; our substantial outstanding debt and debt service obligations; restrictions imposed by the terms of our debt; a decrease in the number of patients our customers are serving; our ability to effect change in the manner in which health care providers traditionally procure medical equipment; the absence of long-term commitments with customers; our ability to renew contracts with group purchasing organizations and integrated delivery networks; changes in reimbursement rates and policies by third-party payors; the impact of health care reform initiatives; the impact of significant regulation of the health care industry and the need to comply with those regulations; the effect of prolonged negative changes in domestic and global economic conditions; difficulties or delays in our continued expansion into certain of our businesses/geographic markets and developments of new businesses/geographic markets; additional credit risks in increasing business with home care providers and nursing homes, impacts of equipment product recalls or obsolescence; increases in vendor costs that cannot be passed through to our customers; and other Risk Factors as detailed in our final prospectus filed with the Securities and Exchange Commission (“SEC”), on April 26, 2021.

Agiliti, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands, except share and per share information)

(unaudited)

	Three Months Ended March 31,
	2021	2020
Revenue	$235,245	$179,240
Cost of revenue	133,922	121,433

Gross margin	101,323	57,807
Selling, general and administrative	69,224	56,566

Operating income	32,099	1,241
Interest expense	18,021	17,817

Income (loss) before income taxes and noncontrolling interest	14,078	(16,576)
Income tax expense (benefit)	4,495	(4,028)

Consolidated net income (loss)	9,583	(12,548)
Net income attributable to noncontrolling interest	30	74

Net income (loss) attributable to Agiliti, Inc. and Subsidiaries	$9,553	$(12,622)

Basic income (loss) per share	$0.10	$(0.13)
Diluted income (loss) per share	$0.09	$(0.13)

Weighted-average common shares outstanding:
Basic	99,103,933	98,954,862
Diluted	106,090,703	98,954,862

Agiliti, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share and per share information)

(unaudited)

	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$13,328	$206,505
Accounts receivable, less allowance for doubtful accounts of $2,020 at March 31, 2021 and $1,993 at December 31, 2020	168,679	154,625
Inventories	27,699	27,062
Other current assets	13,129	14,175

Total current assets	222,835	402,367
Property and equipment:
Medical equipment	295,398	285,723
Property and office equipment	124,054	112,646
Accumulated depreciation	(208,484)	(183,953)

Total property and equipment, net	210,968	214,416
Other long-term assets:
Goodwill	1,122,530	817,113
Operating lease right-of-use assets	53,447	51,214
Other intangibles, net	569,343	402,095
Other	16,713	16,151

Total assets	$2,195,836	$1,903,356

Liabilities and Equity
Current liabilities:
Current portion of long-term debt	$19,060	$16,044
Current portion of operating lease liability	14,985	14,155
Current portion of obligation under tax receivable agreement	15,650	15,572
Accounts payable	47,523	37,215
Accrued compensation	38,864	38,671
Accrued interest	3,533	6,347
Deferred revenue	11,356	8,800
Other accrued expenses	29,394	22,727

Total current liabilities	180,365	159,531
Long-term debt, less current portion	1,350,035	1,145,055
Obligation under tax receivable agreement, pension and other long-term liabilities	56,182	53,794
Operating lease liability, less current portion	41,904	40,283
Deferred income taxes, net	101,297	62,748
Commitments and contingencies (Note 11)
Equity
Common stock, $0.0001 par value; 350,000,000 shares authorized; 99,843,335 and 98,983,296 shares issued and outstanding at March 31, 2021 and December 31, 2020	10	10
Additional paid-in capital	527,626	513,902
Accumulated deficit	(58,939)	(68,492)
Accumulated other comprehensive loss	(2,768)	(3,619)

Total Agiliti, Inc. and Subsidiaries equity	465,929	441,801
Noncontrolling interest	124	144

Total equity	466,053	441,945

Total liabilities and equity	$2,195,836	$1,903,356

Agiliti, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Consolidated net income (loss)	$9,583	$(12,548)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	26,217	23,377
Amortization	18,399	17,756
Remeasurement of tax receivable agreement	4,148	—
Provision for doubtful accounts	18	656
Provision for inventory obsolescence	1,532	233
Non-cash share-based compensation expense	2,412	2,383
Gain on sales and disposals of equipment	(647)	(165)
Deferred income taxes	3,932	(4,195)
Changes in operating assets and liabilities:
Accounts receivable	2,898	(10,709)
Inventories	3,641	(1,539)
Other operating assets	226	565
Accounts payable	1,361	4,378
Other operating liabilities	(10,811)	7,487

Net cash provided by operating activities	62,909	27,679

Cash flows from investing activities:
Medical equipment purchases	(4,415)	(9,165)
Property and office equipment purchases	(3,915)	(3,003)
Proceeds from disposition of property and equipment	1,003	524
Acquisitions, net of cash acquired	(450,198)	(89,495)

Net cash used in investing activities	(457,525)	(101,139)

Cash flows from financing activities:
Proceeds under new revolver	10,000	178,000
Payments under new revolver	—	(161,500)
Proceeds under new term loan	198,052	124,844
Payments under new term loan	(2,840)	(1,650)
Payments of principal under finance lease liability	(2,051)	(1,857)
Payments of deferred financing costs	—	(199)
Payments under tax receivable agreement	(748)	—
Distributions to noncontrolling interests	(50)	(124)
Dividend and equity distribution payment	(924)	(1,115)
Shares forfeited for taxes	—	(145)
Change in book overdrafts	—	(1,771)

Net cash provided by financing activities	201,439	134,483

Net change in cash and cash equivalents	(193,177)	61,023
Cash and cash equivalents at the beginning of period	206,505	—

Cash and cash equivalents at the end of period	$13,328	$61,023

Supplemental cash flow information:
Interest paid	$19,746	$16,523
Income taxes (refund) paid	(715)	5

Agiliti, Inc. and Subsidiaries

Adjusted EBITDA

(unaudited)

	Three Months Ended March 31,
(in thousands)	2021	2020
Net income (loss) attributable to Agiliti, Inc. and Subsidiaries	$9,553	$(12,622)
Interest expense	18,021	17,817
Income tax expense (benefit)	4,495	(4,028)
Depreciation and amortization	43,563	40,166

EBITDA	75,632	41,333
Non-cash share-based compensation expense	2,412	2,383
Management and other expenses (1)	563	4,111
Transaction costs (2)	3,451	889
Tax receivable agreement remeasurement	4,148	—

Adjusted EBITDA	$86,206	$48,716

(1)

Management and other expenses represent (a) the Advisory Services Fees, which were subsequently terminated in connection with the initial public offering and (b) employee related non-recurring expenses.

(2)	Transaction costs represent costs associated with potential mergers and acquisitions and are primarily related to the Northfield acquisition.

EBITDA is defined as earnings attributable to Agiliti before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding non-cash shared-based compensation expense, management fees and other non-recurring gains, expenses or losses, transaction costs and remeasurement of the tax receivable agreement. In addition to using EBITDA and Adjusted EBITDA internally as measures of operational performance, we disclose them externally to assist analysts, investors and lenders in their comparisons of operational performance, valuation and debt capacity across companies with differing capital, tax and legal structures. We believe the investment community frequently uses EBITDA and Adjusted EBITDA in the evaluation of similarly situated companies. Adjusted EBITDA is also used by the Company as a factor to determine the total amount of incentive compensation to be awarded to executive officers and other employees. EBITDA and Adjusted EBITDA, however, are not measures of financial performance under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered as alternatives to, or more meaningful than, net income as measures of operating performance or to cash flows from operating, investing or financing activities or as measures of liquidity. Since EBITDA and Adjusted EBITDA are not measures determined in accordance with GAAP and are thus susceptible to varying interpretations and calculations, EBITDA and Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. EBITDA and Adjusted EBITDA do not represent amounts of funds that are available for management’s discretionary use. EBITDA and Adjusted EBITDA presented may not be the same as EBITDA and Adjusted EBITDA calculations as defined in the First Lien Credit Facilities.

Agiliti, Inc. and Subsidiaries

Non-GAAP Financial Measure: Adjusted EPS

(unaudited)

	Three months ended March 31,
(in thousands)	2021	2020
Net income (loss) attributable to Agiliti, Inc. and Subsidiaries	$9,553	$(12,622)
Amortization	17,348	16,788
Non-cash share-based compensation expense	2,412	2,383
Management & other expenses (1)	563	4,111
Transaction costs (2)	3,451	889
Tax receivable agreement remeasurement(3)	4,148	—
Income tax benefit associated with pre-tax adjustments (4)	(5,463)	(6,223)

Adjusted Net Income	$32,012	$5,326

Weighted average shares outstanding - diluted	106,091	103,695
Adjusted EPS	$0.30	$0.05

(1) Represents management and advisory fees, which were subsequently terminated in connection with the initial public offering and employee related non-recurring expenses. (2) Represents costs associated with potential mergers and acquisitions and are primarily related to the Northfield acquisition. (3) Represents the change in the fair value of the tax receivable agreement. (4) Represents the tax benefit or provision associated with the reconciling items between net income (loss) and Adjusted Net Income. To determine the aggregate tax effect of the reconciling items, we utilized statutory income tax rates ranging from 0% to 26%, depending upon the applicable jurisdictions of each adjustment.